FIRST AMENDMENT TO THE
RUBY TUESDAY, INC. DEFERRED COMPENSATION PLAN
TRUST AGREEMENT

        THIS FIRST AMENDMENT is made as of the 10th day of June, 2002, by and between RUBY TUESDAY, INC., a corporation organized and existing under the laws of the State of Georgia (the "Employer"), and UMB BANK, N.A. (the "Trustee").


        W I T N E S S E T H:


        WHEREAS, the Employer has established that certain grantor trust (the "Trust") for the purpose of providing a source for the payment of benefits under the Ruby Tuesday, Inc. Deferred Compensation Plan.

        WHEREAS, the Employer and the Trustee entered into that certain trust agreement embodying the terms of the Trust pursuant to a restated indenture effective as of June 1, 2001 (the "Trust Agreement").

        WHEREAS, the parties hereto desire to amend the Trust Agreement to reflect a change to the investment provisions of the Trust Agreement, as described herein.

        NOW, THEREFORE, the Trust Agreement is hereby amended, effective as of June 1, 2002, by deleting Section 8(a) thereof in its entirety and by substituting therefor the following:

"(a)    Subject to any other rules and restrictions as the Employer may prescribe from time to time or as otherwise set forth in the Plan, with respect to amounts allocated to Accounts, each Member may (1) direct that a portion or all of his interest in one or more of the Investment Funds be transferred to one or more of the other Investment Funds; or (2) change his election as to the Investment Funds in which future contributions credited on his behalf shall be invested. The provisions of this Section are contingent upon the availability of transfers among the Investment Funds under the terms of the investments made by each Investment Fund. An investment direction, once given, shall be deemed to be a continuing direction until changed."

        Except as specifically amended hereby, the Trust Agreement shall remain in full force and effect as prior to this First Amendment.


        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.



                                   RUBY TUESDAY, INC.:

                                   By: /s/ Samuel E. Beall, III

                                   Title:  Chairman and Chief Executive Officer


                                   UMB BANK, N.A.:

                                   By: /s/ Christine Skatchke

                                   Title: As agent of UMB Bank